Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-231819 and 333-231819-03

Ford Credit Auto Lease Trust 2019-B Investor Roadshow July 2019

Free Writing Prospectus Registration Statement No. 333-231819 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trust 2019-B (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-854-5674, BNP Paribas Securities Corp. Syndicate Desk. 2

FCALT 2019-B Roadshow Transaction Issuer Participants Ford Credit Auto Lease Trust 2019-B Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee U.S. Bank National Association Owner Trustee The Bank of New York Mellon Delaware Trustee BNY Mellon Trust of Delaware Accountants PricewaterhouseCoopers LLP Active Joint-Lead Managers BNP Paribas Securities Corp. J.P. Morgan Securities LLC SMBC Nikko Securities America, Inc. Passive Joint-Lead Managers Credit Agricole Securities (USA) Inc. Morgan Stanley and Co. LLC Asset Representation Reviewer Clayton Fixed Income Services LLC 3

FCALT 2019-B Roadshow Executive Summary • Ford Credit Auto Lease Trust 2019-B (“FCALT 2019-B”) plans to offer $1.0 billion of AAA-rated Class A Notes and $56.2 million of AA-rated Class B Notes – Offering will include fixed-rate A-2a and floating-rate A-2b Notes which will be sized to demand; class A-2b notes are not expected to exceed $200.0 million • Consistent collateral eligibility and credit enhancement compared with prior transactions; – Initial hard credit enhancement on Class A Notes of 20.15% (target of 22.65%) including subordination (8.70%), overcollateralization (11.20%) and reserve account (0.25%) Estimated excess spread per annum of 4.23% – 4

FCALT 2019-B Roadshow Transaction Summary • FCALT 2019-B will be the 17th public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 FCALT 2019-B plans to offer $1,000,000,000 of AAA-rated Class A notes and $56,180,000 of AA-rated Class B notes. The depositor initially will retain $52,430,000 of unrated Class C notes FCALT 2019-B will use a senior / subordinate, sequential pay structure pre-and post-event of default Similar to previous Ford Credit lease securitizations, FCALT 2019-B will use an exchange note structure. The exchange note is secured by a reference pool of leases and leased vehicles The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments plus (2) the base residual value of the related leased vehicle – The discount rate applied to each lease is the greater of (1) 7.85% and (2) the lease factor – The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(1). As a result, the base residual value of 92.85% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle • • • • (1) ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle. 5

FCALT 2019-B Roadshow Transaction Summary (Continued) • • The cutoff date is July 1, 2019. The first payment date will be August 15, 2019 Credit enhancement for the notes will consist of overcollateralization, subordination, a reserve account and excess spread FCALT 2019-B provides robust disclosure of collateral performance • – Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus (Annex B) Ongoing quarterly supplemental and statistical reporting will be published on Ford Credit’s website and will include an updated payment schedule of the remaining leases, credit loss and residual performance Asset-level data about the reference pool for this securitization will be filed with the SEC on Form ABS-EE on a monthly basis – – • The fair value of the residual interest retained by the depositor, a wholly-owned affiliate of Ford Credit, will represent at least 5% of the sum of the fair values of the notes and the residual interest on the closing date 6

FCALT 2019-B Roadshow

Transaction Structure

	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Total
Principal Amount	200,000,000	400,000,000		325,000,000	75,000,000	56,180,000	52,430,000	$1,108,610,000
Class Split[1]	16.02%	32.04%		26.03%	6.01%	4.50%	4.20%	88.80%
Rating (Moody's / Fitch)	P-1 / F1+	Aaa / AAA		Aaa / AAA	Aaa / AAA	Aa1 / AA	NR	
Offering Type	Public	Public		Public	Public	Public	Retained	
WAL to Maturity (years)[2]	0.33	1.05		1.86	2.31	2.43	2.53	
Benchmark	Int. LIBOR	EDSF	1 mo. LIBOR[4]	EDSF	Int. Swaps	Int. Swaps	Int. Swaps	
Fixed/Floating	Fixed	Fixed	Floating	Fixed	Fixed	Fixed	Fixed	
Interest Accrual Method	Act / 360	30 / 360	Act / 360	30 / 360	30 / 360	30 / 360	30 / 360	
Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	
Principal Window (months)[2]	1 - 8	8 – 19	8 - 19	19 - 27	27 - 29	29 - 30	30 – 32	
Expected Final[2][3]	Mar-2020	Feb-2021	Feb-2021	Oct-2021	Dec-2021	Jan-2022	Mar-2022	
Legal Final[3]	Aug-2020	Feb-2022	Feb-2022	Oct-2022	Nov-2022	Jan-2023	Mar-2024	
ERISA Eligible	Yes	Yes	Yes	Yes	Yes	Yes	No	

(1) As a percent of initial total securitization value
(2) At pricing speed of 100% prepayment assumption to maturity
(3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day)
(4) The Class A-2b notes will accrue interest at a floating rate which will initially be benchmarked to one-month LIBOR. However, the benchmark may change in certain situations. For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event." in the prospectus.

7 | FORD CREDIT

FCALT 2019-B Roadshow Class A Credit Enhancement • Triple-A credit enhancement for FCALT 2019-B is consistent with prior transactions – Includes overcollateralization, subordination, and reserve account (20.15% / 22.65%) – Estimated excess spread per annum of 4.23% The distribution of hard credit enhancement is: • – – – – Subordination is 8.70% of the initial securitization value Initial overcollateralization is 11.20% of the initial securitization value Target overcollateralization is 13.70% of the initial securitization value The reserve account is 0.25% of the initial securitization value • The amortizing nature of the collateral, the sequential payment structure, the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value 8

FCALT 2019-B Roadshow Class A-2a and A-2b Floating Rate Notes • • FCALT 2019-B will issue a fixed rate Class A-2a note and an unhedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing — Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b notes not to exceed $200 million FCALT 2019-B includes LIBOR fallback mechanics based on the Alternative Reference Rates Committee’s recommended fallback language for new issuances of securitizations — The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR. — The benchmark may change in certain situations. For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event" in the Prospectus. • • 9

FCALT 2019-B Roadshow

Composition of the Reference Pool

Number of leases	49,787
Initial total securitization value	$1,248,449,045
Residual portion of initial total securitization value	$803,526,656
Residual portion as a % of initial total securitization value	64.36%
Base monthly payments plus base residual value	$1,424,658,379
Base residual value	$938,862,790 (1)
Weighted average original term	35.8 months (2)
Weighted average remaining term	23.9 months (2)
Seasoning	11.9 months (2)
Weighted average FICO® score at origination	754 (3)
Minimum discount rate	7.85%

(1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 92.85% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 92.85% equal to the ALG residual value and 0% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles
(2) Weighted by the securitization value of each lease on the cutoff date of July 1, 2019
(3) This weighted average excludes leases representing 5.52% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date

10 | FORD CREDIT

FCALT 2019-B Roadshow

Collateral Highlights

	FCALT 2019-B	FCALT 2019-A	FCALT 2018-B	FCALT 2018-A	FCALT 2017-B	FCALT 2017-A	FCALT 2016-A	FCALT 2015-B	FCALT 2015-A	FCALT 2014-B	FCALT 2014-A
Max 6-month Residual Maturities as a % Base Residual value	32.72%	35.49%	38.27%	31.39%	33.37%	31.61%	27.91%	35.70%	36.83%	34.41%	28.98%
Seasoning (months)	11.9	11.7	11.1	11.9	11.9	11.7	11.5	10.3	10.0	9.6	9.4
Model Diversification											
Top Model	27.27%	23.01%	21.74%	18.92%	19.76%	18.71%	18.66%	17.86%	19.16%	16.55%	18.14%
Top 3 Models	58.53%	56.11%	58.42%	53.66%	55.54%	50.79%	50.01%	51.50%	51.23%	47.69%	48.36%
SUVs and Trucks as % of Total Securitization Value[(1)]	34.50%	28.27%	26.22%	19.17%	19.47%	17.73%	15.96%	19.31%	18.57%	14.86%	14.85%
Weighted Average FICO	754	754	751	754	751	747	742	741	742	746	745
Weighted Average LTV at Origination	90.89%	90.40%	91.67%	90.82%	92.44%	93.43%	94.83%	93.73%	94.45%	96.11%	95.49%
Weighted Average PTI at Origination	7.26%	7.23%	7.31%	7.19%	7.32%	7.31%	7.39%	7.19%	7.20%	7.14%	7.25%
Residual Portion of Securitization Value	64.36%	63.99%	62.45%	64.26%	64.59%	64.69%	64.28%	64.74%	64.95%	63.30%	64.96%

(1) For transactions prior to FCALT 2017-B, vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes, as CUVs rather than SUVs

- Broad distribution of residual maturities
- Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of transaction)
- FCALT transactions include shorter tenor leases on average, consistent with prior transactions (not shown)
- The weighted average original term of FCALT 2019-B is 35.8 months (not shown)
- FCALT 2019-B includes a diverse product mix of 52.48% CUVs, 27.78% Trucks, 13.02% Cars and 6.72% SUVs (not shown)
- Transactions include consistently high weighted average FICO® scores
- FCALT 2019-B residual portion of securitization value in line with recent FCALT transactions

11 | FORD CREDIT

FCALT 2019-B Roadshow

Geographic Distribution

State[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	11,593	23.29 %	$ 466,969,733.46	$ 370,971,843.04	$ 269,286,364.50	21.57 %	$ 215,188,446.37	22.92 %	$ 185,660,258.44	$ 216,265,434.00
New York	6,328	12.71	263,651,186.01	224,954,312.81	161,314,947.07	12.92	119,950,182.24	12.78	102,282,549.87	120,889,041.00
California	5,876	11.80	235,188,823.64	196,610,237.91	138,786,954.14	11.12	102,217,770.21	10.89	88,042,771.18	103,638,045.00
New Jersey	3,631	7.29	151,103,759.73	129,472,371.80	92,395,453.11	7.40	67,618,083.59	7.20	57,492,073.45	68,160,696.00
Ohio	3,531	7.09	139,188,954.87	118,542,125.45	85,514,219.50	6.85	62,949,530.60	6.70	53,670,982.32	63,426,743.00
Pennsylvania	2,935	5.90	118,129,442.61	97,037,533.90	70,686,862.81	5.66	54,249,651.79	5.78	46,254,316.25	54,800,932.00
Florida	2,382	4.78	100,703,690.92	87,842,231.40	61,044,824.53	4.89	44,150,716.11	4.70	37,725,633.25	44,279,685.00
Texas	1,642	3.30	75,732,311.12	68,932,255.20	49,163,114.71	3.94	33,516,510.28	3.57	28,432,787.03	33,789,875.00
Other	11,869	23.84	519,213,903.17	440,553,355.05	320,256,304.35	25.65	239,021,898.38	25.46	203,965,284.66	241,509,838.00
Total	49,787	100.00 %	$ 2,069,881,805.53	$1,734,916,266.56	$1,248,449,044.72	100.00 %	$ 938,862,789.57	100.00 %	$ 803,526,656.45	$ 946,760,289.00

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date


MI
21.6%
NY
12.9%
CA
11.1%
NJ
7.4%
OH
6.9%
Other
40.1%
Top 5 States
59.9%

FCALT 2019-B


MI
22.6%
NY
13.3%
NJ
7.6%
OH
7.1%
CA
6.8%
Other
42.6%
Top 5 States
57.5%

FCALT 2019-A


MI
19.8%
NY
13.2%
CA
10.7%
NJ
7.6%
OH
7.1%
Other
41.6%
Top 5 States
58.4%

FCALT 2018-B


MI
20.7%
NY
13.6%
NJ
8.0%
OH
7.6%
CA
6.6%
Other
43.5%
Top 5 States
56.5%

FCALT 2018-A

12 | FORD CREDIT

FCALT 2019-B Roadshow Vehicle Type • • FCALT 2019-B continues to have broad diversification by vehicle type Truck and SUV concentrations reflect recent origination trends, representing 34.50% of initial total securitization value in FCALT 2019-B, 28.27% in FCALT 2019-A, 26.22% in FCALT 2018-B, and 19.17% in FCALT 2018-A SUV 5.1% SUV 4.3% SU 2.9 SUV 6.7% Car 17.8% Car 13.0% Car 16.8% Car 24.3% CUV 52.5% CUV 54.9% CUV 56.0% CUV 56.5% Truck 27.8% Truck 23.2% Truck 21.9% Truck 16.2% FCALT 2019-B FCALT 2019-A FCALT 2018-B FCALT 2018-A 13

FCALT 2019-B Roadshow

Vehicle Model

Vehicle Model[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
F-150	10,278	20.64 %	$ 540,304,288.30	$ 447,031,419.32	$ 340,405,617.15	27.27 %	$ 279,944,138.41	29.82 %	$ 239,503,865.50	$ 283,090,520.00
Explorer	7,635	15.34	348,439,618.24	298,602,638.56	209,748,113.23	16.80	156,062,963.20	16.62	134,226,198.57	158,809,710.00
Escape	10,160	20.41	307,345,494.21	251,932,016.26	180,467,752.96	14.46	132,242,292.85	14.09	114,236,556.58	133,607,542.00
Edge	4,262	8.56	176,530,334.92	144,714,016.28	102,707,867.98	8.23	75,300,489.95	8.02	64,273,244.77	75,240,464.00
Fusion[2]	4,773	9.59	145,224,249.86	109,205,299.95	78,312,159.34	6.27	56,286,367.73	6.00	48,463,950.25	55,955,701.00
MKC	2,093	4.20	87,168,210.68	77,811,845.52	50,611,853.67	4.05	36,729,891.00	3.91	31,300,783.26	34,919,868.00
Expedition	966	1.94	69,651,211.98	62,643,560.86	46,906,538.25	3.76	33,855,220.76	3.61	28,092,744.14	33,794,074.00
MKZ	1,588	3.19	69,582,457.41	60,125,011.85	39,618,764.26	3.17	29,339,377.00	3.12	25,335,456.23	28,477,288.00
Navigator	607	1.22	53,856,761.46	51,046,177.41	37,012,637.27	2.96	23,945,304.00	2.55	20,172,878.17	25,729,153.00
EcoSport	2,011	4.04	52,043,825.03	43,191,123.93	33,472,405.88	2.68	22,783,853.60	2.43	18,855,610.73	22,937,027.00
MKX	1,058	2.13	53,108,307.83	46,339,992.12	30,776,836.47	2.47	24,110,885.30	2.57	21,237,652.64	23,408,227.00
Nautilus	805	1.62	43,320,327.14	39,303,181.14	29,408,363.89	2.36	19,988,909.00	2.13	16,240,066.73	19,993,187.00
Flex	758	1.52	30,787,358.66	25,801,291.21	16,970,991.05	1.36	12,015,229.65	1.28	10,285,931.21	12,222,611.00
Other[2]	2,793	5.61	92,519,359.81	77,168,692.15	52,029,143.32	4.17	36,257,867.12	3.86	31,301,717.67	38,574,917.00
Total	49,787	100.00 %	$ 2,069,881,805.53	$1,734,916,266.56	$1,248,449,044.72	100.00 %	$ 938,862,789.57	100.00 %	$ 803,526,656.45	$ 946,760,289.00

(1) Models representing greater than 1.00% of initial total securitization value
(2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 1.31% of initial securitization value

FCALT 2019-B Pool Features Broad Model Diversification

14 Ford | FORD CREDIT

FCALT 2019-B Roadshow Payment Schedule Month Securitization Value Scheduled Base Monthly Payments Base Residual Value Initial Balance Initial Balance $ 1,248,449,044.72 1,235,793,334.46 1,223,054,805.52 1,210,232,913.29 1,197,327,114.58 1,184,336,857.08 1,164,544,580.73 1,140,178,581.81 1,109,076,355.26 1,075,439,796.20 1,043,595,223.78 1,008,814,609.29 974,367,822.24 939,454,678.15 907,846,817.75 873,650,063.53 843,044,238.92 808,035,111.60 771,859,426.19 742,694,550.03 703,504,113.54 666,304,588.14 626,927,738.30 586,421,285.22 547,493,620.75 506,922,745.21 467,609,424.64 2019 July 4.29 4.29 4.29 4.29 4.29 4.25 4.19 4.10 4.01 3.92 3.82 3.72 3.62 3.53 3.43 3.34 3.22 3.11 3.03 2.91 2.80 2.67 2.52 2.38 2.23 2.07% $ - - - - - 6,907,479.90 11,638,174.80 18,641,139.20 21,428,840.20 19,833,854.40 23,041,644.54 22,952,977.05 23,697,284.45 20,605,035.90 23,494,570.20 20,117,451.68 24,859,686.20 26,344,591.90 19,508,278.20 29,916,060.32 28,220,975.32 30,774,075.09 32,352,739.81 31,197,190.90 33,340,226.45 32,567,085.95 - - - - - 0.74 1.24 1.99 2.28 2.11 2.45 2.44 2.52 2.19 2.50 2.14 2.65 2.81 2.08 3.19 3.01 3.28 3.45 3.32 3.55 3.47% $ 20,825,130.84 20,825,130.84 20,825,130.84 20,825,130.84 20,825,130.84 20,634,662.29 20,348,171.95 19,922,002.80 19,465,139.09 19,048,029.55 18,567,927.60 18,095,188.08 17,591,817.37 17,150,340.87 16,642,904.70 16,205,325.07 15,666,075.61 15,118,594.52 14,707,397.36 14,134,299.72 13,582,028.72 12,962,871.15 12,256,187.44 11,567,923.15 10,813,411.99 10,063,537.46 August September October November December 2020 January February March April May June July August September October November December 2021 January February March April May June July August 15

FCALT 2019-B Roadshow

Payment Schedule (Continued)

Month	Securitization Value	Scheduled Base Monthly Payments		Base Residual Value	
2021 September	431,152,040.82	9,357,545.72	1.93	30,159,927.15	3.21
October	397,314,628.32	8,705,490.70	1.79	27,953,350.30	2.98
November	341,022,092.65	7,511,904.52	1.55	51,380,661.88	5.47
December	278,300,610.56	6,167,366.09	1.27	58,785,738.23	6.26
2022 January	232,777,062.49	5,182,268.64	1.07	42,162,563.18	4.49
February	179,015,871.90	4,028,706.27	0.83	51,255,953.36	5.46
March	127,796,596.15	2,940,715.31	0.61	49,450,142.01	5.27
April	72,739,879.75	1,722,569.17	0.35	54,170,444.76	5.77
May	45,236,851.21	1,096,015.46	0.23	26,883,068.28	2.86
June	14,057,681.50	363,363.05	0.07	31,111,831.02	3.31
July	452,118.59	12,958.78	-	13,684,662.09	1.46
August	253,468.80	7,963.13	-	193,659.75	0.02
September	216,189.82	7,205.02	-	31,747.10	-
October	193,449.70	6,822.90	-	17,346.00	-
November	169,368.48	6,032.78	-	19,328.00	-
December	115,198.92	4,080.51	-	51,197.00	0.01
2023 January	85,422.16	2,893.35	-	27,637.00	-
February	49,529.82	1,715.15	-	34,736.00	-
March	9,547.54	482.28	-	39,824.00	-
April	-	-	-	9,610.00	-
Total		$ 485,795,589.52	100.00 %	$ 938,862,789.57	100.00 %

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

16 | FORD CREDIT

FCALT 2019-B Roadshow Residual Maturity Vs. Enhancement Build Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) 20% 100% 18% 90% 16% 80% 14% 70% 12% 60% 10% 50% 8% 40% 6% 30% 4% 20% 2% 10% 0% 0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 Hard 'AAA' CE Car CUV SUV Truck (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays 17 Hard Credit Enhancement as a % of O/S Securitization Value % of Residuals Maturing Each Period Class A-4 Paid Down Class A-3 Paid Down Class A-2 Paid Down Class A-1 Paid Down

FCALT 2019-B Roadshow Residual Maturity Vs. Enhancement Build (Continued) • Enhancement as a percentage of the FCALT 2019-B initial total securitization value builds during the transaction, steadily increasing the amount of residual stress that each class can support over time The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 16.50%, similar to previous FCALT transactions After the A-3 notes are expected to pay-off in month 27, the A-4 notes should have approximately 83% hard enhancement • • • 18

FCALT 2019-B Roadshow

Residual Breakeven Analysis

The tables below show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

Class A-1 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	100.00%	100.00%	100.00%
100%	100.00%	100.00%	100.00%

Class A-3 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	63.92%	62.41%	60.66%
80%	55.85%	54.53%	53.00%
90%	49.58%	48.40%	47.04%
100%	44.56%	43.50%	42.28%

Class B Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	43.63%	41.31%	38.48%
80%	38.10%	36.07%	33.60%
90%	33.80%	31.99%	29.80%
100%	30.36%	28.73%	26.76%

Class A-2 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	99.48%	100.00%	100.00%
90%	88.18%	88.78%	89.43%
100%	79.30%	79.84%	80.42%

Class A-4 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	52.34%	50.36%	48.01%
80%	45.72%	43.99%	41.93%
90%	40.58%	39.04%	37.21%
100%	36.46%	35.07%	33.42%

Class C Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	35.09%	32.55%	29.29%
80%	30.63%	28.41%	25.55%
90%	27.16%	25.18%	22.65%
100%	24.39%	22.60%	20.32%

(1) After stress defaults

Assumptions:

- 0% prepayments
- 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses
- 50% recovery of charge-offs (with a 4 month lag on credit loss recoveries)
- 2 month lag on receipt of auction proceeds for residual
- Base net credit loss of 1% of initial total securitization value
- Estimated 4.23% excess spread per annum
- Includes 11.20% initial overcollateralization growing to a target of 13.70%, 8.70% of subordination for the Class A Notes, 4.20% of subordination for Class B Notes, and 0.25% cash reserve account

19 | FORD CREDIT

FCALT 2019-B Roadshow Break-Even Analysis* Break-Even for FCALT 2019-B Compared to Historical Pool Performance Cumulative Residual Loss / (Gain) Return Rate 100% 100% Break-Even = 100% Return Rate Assumed 90% Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) 80% 80% 70% 60% 60% 50% 40% 40% 20% 30% Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) 20% 0% 10% 0% -20% 1 3 5 7 9 11 13 15 17 Period (Months) 19 21 23 25 27 29 31 33 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A 2018-B 2019-A 2016-A 2017-A 2017-B 2018-A 2018-B 2019-A * Assumes cumulative net credit losses stress of 5%; break-evens are specific to FCALT 2019-B 20 A-2 Break-Even = 80.43% A-3 Break-Even = 42.54% A-4 Break-Even = 33.54% Period (Months)

FCALT 2019-B Roadshow U.S. Managed Lease Portfolio Number of Leases Originated (000) 395 377 • Ford Credit leasing, as a share of retail sales, remains below the industry • Ford Credit works with Ford and Lincoln to set guidelines around leasing share, term, model mix and other factors to support brand value and sales Avg. # of Leases Outstanding (000) 704 841 975 1,006 1,018 1,007 1,024 Source: 2018Q2 Lease Quarterly Statistical Information. Rounded for display purposes Manheim Used Vehicle Value Index • Auction values stronger than expected YoY Source: Manheim Consulting, June 2019 (January 1996 = 104.3) 21 414 401 2014 2015 2016 2017 2018 1Q18 YTD 1Q19 YTD 363 95 85

FCALT 2019-B Roadshow

Residual Performance*

	Three Months Ended March 31,		Year Ended December 31,				
	2019	2018	2018	2017	2016	2015	2014
Number of Leases Terminated	76,863	88,851	363,568	365,618	318,122	245,392	248,030
Number of Vehicles Returned and Sold	55,144	66,563	271,352	280,741	238,410	174,437	186,320
Return Rate	71.74	74.92	74.64	76.79	74.94	71.09	75.12
Vehicles Returned and Sold							
Average Adjusted MSRP	37,959	36,644	37,194	35,462	35,050	34,878	34,419
Average ALG Base Residual Value	17,835	18,077	17,972	17,531	17,853	18,223	17,997
Average Residual Loss/ (Gain)	(210)	(516)	(875)	(240)	14	(733)	(588)
Residual Loss/ (Gain) as a % of Adjusted MSRP							
Car	0.80	1.86	0.01	4.37	5.95	4.59	5.09
CUV	(0.37)	(3.97)	(3.59)	(4.60)	(4.37)	(5.60)	(5.71)
SUV	(1.87)	(3.31)	(3.53)	(2.46)	(2.36)	(5.80)	(6.12)
Truck	(0.77)	(0.95)	(2.97)	(3.61)	(4.38)	(10.18)	(10.89)
Total	(0.55)	(1.41)	(2.35)	(0.68)	0.04	(2.10)	(1.71)
Residual Loss/ (Gain) as a % of ALG Base Residual Value	(1.18)	(2.86)	(4.87)	(1.37)	0.08	(4.02)	(3.27)
Terminated Leases							
Average Contract Residual Value as a % of Adjusted MSRP	53.87	55.21	54.81	56.08	57.31	58.65	58.83
Average ALG Base Residual Value as a % of Adjusted MSRP	46.94	49.14	48.21	49.35	50.59	51.66	51.80
Contract Residual Value Higher/ (Lower) than ALG Base Residual Value	6.92	6.07	6.60	6.73	6.72	6.99	7.03

*See Appendix for footnotes

- Ford's managed portfolio residual realizations posted a gain of 4.87% for the year ended December 31, 2018, up as compared to a 1.37% gain for the year ended December 31, 2017
- Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit's worst year in 2008 when the portfolio experienced residual losses of 18.26% (not shown)
- Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2019-B, while periods of severe residual stress have historically been much shorter
- Rating agencies assume a 100% return rate even though Ford Credit's highest return rate was only 82.31% in 2008 (not shown)

22 | FORD CREDIT

FCALT 2019-B Roadshow

Credit Performance

Delinquency, Repossession and Credit Loss Experience	Three Months Ended March 31,		Year Ended December 31,				
	2019	2018	2018	2017	2016	2015	2014
Average number of leases outstanding	1,023,853	1,007,357	1,018,021	1,005,542	974,580	841,005	704,275
Average portfolio outstanding (in millions)	$28,109	$26,785	$27,451	$26,586	$25,506	$22,066	$18,554
Average number of delinquencies							
31 - 60 days	7,049	7,352	7,509	7,731	7,436	6,265	5,802
61-90 days	725	788	731	870	823	585	557
91 - 120 days	53	62	52	98	103	59	49
Over 120 days	14	6	9	13	16	8	5
Average number of delinquencies as a percentage of average number of leases oustanding							
31 - 60 days	0.69%	0.73%	0.74%	0.77%	0.76%	0.74%	0.82%
61-90 days	0.07%	0.08%	0.07%	0.09%	0.08%	0.07%	0.08%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate balance of delinquent leases as a percentage of average portfolio outstanding							
31 - 60 days	0.42%	0.61%	0.85%	0.73%	0.81%	0.80%	0.89%
61-90 days	0.04%	0.04%	0.08%	0.08%	0.09%	0.08%	0.07%
91 - 120 days	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Repossessions as a percentage of average number of leases outstanding	0.62%	0.81%	0.69%	0.79%	0.72%	0.63%	0.66%
Aggregate net losses (gains) (in millions)	$24	$22	$86	$102	$83	$51	$39
Net losses (gains) as a percentage of average portfolio outstanding	0.34%	0.34%	0.31%	0.38%	0.33%	0.23%	0.21%
Net losses (gains) as a percentage of gross liquidations	0.75%	0.77%	0.72%	0.87%	0.79%	0.59%	0.50%
Number of leases charged off	4,505	4,682	18,104	17,953	16,415	11,838	8,907
Number of leases charged off as a percentage of average number of leases outstanding	1.76%	1.86%	1.78%	1.79%	1.68%	1.41%	1.26%
Average net loss (gain) on leases charged off	$5,231	$4,798	$4,769	$5,701	$5,081	$4,308	$4,421

*See Appendix for footnotes

23 | FORD CREDIT

FCALT 2019-B Roadshow Securitization Pool Performance Cumulative Return Rate Cumulative Residual Loss / (Gain)* 1 4 7 10 13 16 19 22 25 28 31 Commentary Cumulative Net Credit Losses** * As a percentage of initial base residual value; includes losses / (gains) on retained and returned vehicles ** Total credit loss as a percent of initial total securitization value 24 0.60% 0.40% 0.20% 0.00% 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 2014-A2014-B2015-A2015-B2016-A 2017-A2017-B2018-A2018-B2019-A •For the pool performance in the periods above (2014 to 2019): - Lifetime cumulative return rates average about 69% - Cumulative residual gains declining; recently, residual gains on larger vehicles have been partially offset by residual losses on smaller vehicles - Consistent credit loss performance. 2.0% 0.0% -2.0% -4.0% -6.0% -8.0% -10.0% 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A 2018-B 2019-A 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A 2018-B 2019-A

Appendix 25

FCALT 2019-B Roadshow Footnotes to Residual Table on Slide 22 With regard to the residual table on slide 22, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by March 31, 2019, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period (1) The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number (2) All Explorers and Escapes are classified as SUV regardless of model year (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles (5) The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles 26

FCALT 2019-B Roadshow Footnotes to Credit Performance Table on Slide 23 (1) Average of the number of leases outstanding at the beginning and end of each month in the period (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off (4) Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees (5) Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period (6) Net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. Net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases (7) Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease 27